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                                                                    EXHIBIT 10.1

                             CONSULTING AGREEMENT

           THIS CONSULTING AGREEMENT, (this "Consulting Agreement") made this 13/th/ day of May, 1998 by and between:



                        Securities Advisory Group, Inc.
                                   ("SAGI")

                                      and


                                Softlink, Inc.
                           ("SFNK" or the "Company")

                     herein after referred as the parties.


                                  WITNESSETH:

     WHEREAS, SAGI is in the business of providing corporate relations services, public relations services, publishing, advertising services, fulfillment services, marketing of business formats and opportunities and other related programs, services and products; and
     WHEREAS, the Company, is publicly-held company with its common stock quoted on the over-the-counter stock market; and
     WHEREAS, SFNK requires, among other things, corporate and public relations services and desires to employ SAGI to provide such services to the Company.

     THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:

1.   Captions and Section Number

          The headings and section references in this Consulting Agreement are for convenience or reference only and are not intended to interpret, define or limit the scope, extent or intent of this Consulting Agreement or any provisions thereof.

2.   Appointment

          SFNK hereby appoints and retains SAGI to act as its corporate relations representative upon the terms and conditions of this Consulting Agreement. SAGI accepts such

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          appointment and agrees to perform services on behalf of the Company as more specifically described in paragraph 3 of this Consulting
          Agreement.

3.   Authority and Description of Services

          During the term of this Consulting Agreement SAGI shall furnish services and advice as specifically requested by Company which shall include:

     a. Acting as liaison between Company and its shareholders, and as an advisor to Company with respect to relations with broker-dealers, underwriters, investors and the Public.

     b. Assisting in procuring and advising the Company with respect to interviews of Company officers of the Company by the financial media, analysts, broker-dealers, and other members of the financial community.

     c. Promoting the Company, its management, its products and services and its financial situation and prospects, to the financial media, financial publications, broker-dealers, mutual funds, institutional investors, analysts, investment advisors, and other members of the financial community as well as the public generally.

     d. Assisting in the preparation of a Marketing Program for the Company which will include reviews and analyzes of the Company's goals and recommendations with respect to achieving said goals, public relations plans, including introductions to firms and brokers interest in working with the Company and to disseminating information about the Company and investor relations.

4.   Terms of Agreement

          This Consulting Agreement shall become effective as of the date hereof and shall continue up to and including the 5/th/ day of May 1999, unless otherwise extended by mutual written consent of the parties or terminated in accordance with paragraph 16.

5.   Where Services Shall Be Performed

          All services shall be performed at the main offices location of SAGI, 44 Montgomery Street, San Francisco, CA, 94104 or other such designated location(s) as SAGI and Company agree are the most advantageous for the work to be performed.


6.   Limitations On Services

          SAGI agrees as follows:

     a. SAGI shall not release any financial or other information or data about Company not previously disclosed to the public without the prior consent of the Company.
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     b.        SAGI shall not conduct any meetings with financial analysts without the prior consent of the Company and Company may elect to have a representative of Company attend any such meeting.

7.   Duties Of Company

     a. The Company shall supply SAGI on a regular and timely basis with all approved data and information about Company, its management, its products, and its operations and Company shall be responsible for advising SAGI of any facts which would affect the accuracy of any data and information previously supplied to SAGI.

     b. The Company shall promptly supply SAGI with full and complete copies of all filings made by the Company with all federal and state securities agencies; all shareholders reports and communications, whether or not prepared with the assistance of SAGI, data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community: and all product/services brochures, sales materials, etc. published or utilized by the Company.

     c. The Company will notify SAGI, with 60 days prior notice, if it intends to make any private or public offerings of securities. Securities offered will not be offered at a price substantially below the average price of traded securities in the four weeks of trading that proceed the offering.

     d. The Company will not use SAGI reports in connection with any private or public offering of securities by the Company without the prior written consent of SAGI.

     e. In that SAGI relies on information provided by the Company for the substantial part of its presentation and reports, Company must represent that the said information provided to SAGI in connection with services rendered hereunder is neither false nor misleading, and agrees to hold harmless and indemnify SAGI for any claims arising out of or in connection with SAGI's reliance upon such information, including reasonable attorney's fees.

8.   Representations and Indemnification's

     a. The Company represents that any and all facts, materials, information, and data supplied to SAGI in connection with services rendered hereunder shall be accurate when given to SAGI and the Company acknowledges that SAGI will rely on such information as being accurate when performing its investor relations functions.

     b. The execution and performance of this Consulting Agreement by the Company and SAGI has been duly authorized by each of them in accordance with applicable law.

     c. The performance by the Company and SAGI of this Consulting Agreement will not violate any applicable court decree or order, law or regulation.
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9.   Compensation

     The Company shall grant to SAGI an option to purchase 30,000 shares of common stock of the Company at an exercise price of $0.61 a share as compensation for services rendered hereunder by SAGI. The number of shares shall be adjusted proportionately in the event of share splits, share reverses, reorganizations, recapitalization, merger of the Company or acquisition of the Company, etc.. SAGI shall bear all other costs and expenses incurred by SAGI in connection with providing services to the Company.

10.  As An Independent Contractor

     The parties hereto acknowledge and agree that SAGI is providing services to the Company as an independent contractor and shall not be deemed an employee of Company. SAGI has no authority to bind the Company to any contract, agreement, or other similar arrangement. SAGI shall be solely responsible for any Federal, State, and local taxes, and should the Company for any reason be required to pay taxes attributed to SAGI at a latter date, SAGI shall reimburse the Company for any tax liability incurred by the Company on SAGI's behalf.

11.  Confidential information

     SAGI shall treat as proprietary all information belonging to the Company disclosed to SAGI in the course of the performance of SAGI's services unless the Company expressly authorizing dissemination of such information by SAGI or such information has already been disclosed to the Public prior thereto.

12.  Inside Information - Securities Violations

     SAGI shall not divulge sensitive information to third parties concerning operations of the Company which would be considered "insider information" under Federal Securities Law or which would constitute a violations of any applicable federal and state securities law.

13.  Disclosures

     SAGI shall disclose any outside interest or activities of SAGI which may conflict with the best interests of the Company or which would impair SAGI's ability to perform services under this Consulting Agreement.

14.  Amendments

     This agreement may be modified or amended, only in writing and signed by both parties.

15.  Severability

     If any provision of this agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall remain to be valid and enforceable.

16.  Termination of Agreement

     This Consulting Agreement may be terminated as follows:
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     a.   Upon the bankruptcy or the liquidation of a party, whether voluntary or involuntary.

     b.   Upon the appointment of a receiver for either party.

     c. Upon the occurrence of a material breach of the terms of this Consulting Agreement.


17.  Waiver of Breach

     Waiver by either party of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

18.  Notices

     All notices thereunder shall be in writing and addressed to each party at the address herein set forth, or at such other address which notice pursuant to this section may be given in writing, and shall be given by either personal delivery, certified mail, express mail, or other national overnight courier services. Notices shall be deemed given upon the earlier of receipt by a courier services or three (3) business days after being mailed.

          Securities Advisory Group, Inc.
          44 Montgomery Street, Suite 3055
          San Francisco, CA 94104
          Telephone (415) 989-9600
          Facsimile (415) 989-9610

          Softlink, Inc.
          1621 West El Carnino Real
          Suite #22
          Mountain View, CA 94040-2452
          Phone: 650-965-1506
          Telephone: 650-965-2506

19.  Successors and Assignment

     This Consulting Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Consulting Agreement shall not be assigned without prior written consent of the parties.

20.  Entire Agreement

     This Consulting Agreement contains the entire agreement of the parties and supersedes all previous agreements between SAGI and Company.

21.  Applicable Law

     This Consulting Agreement is executed pursuant to and shall be interpreted and governed for all purposes by the laws of the State of California. If any provision of this Consulting Agreement is declared void, such provision shall be deemed severed from this agreement, which shall otherwise remain in full force effect.
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22.  Execution in Counterpart

     This Consulting Agreement may be executed in counterpart, not withstanding the date or dates this Consultant Agreement is executed and delivered by any of the parties, and shall be deemed to be an original and all of which will constitute one and the same agreement, effective as of the reference date first written above.

     IN WITNESS WHEREOF the parties hereto have set their hands in the execution of this agreement this 13/th/ day of May 1998.

     Securities Advisory Group, Inc.                Softlink, Inc.




     /s/ M. Scott Mayer                             /s/ Johnson C. Lee
     ---------------------------------              ----------------------------
     M. Scott Mayer, President                      Johnson C. Lee, President